Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus of FSB Community Bankshares, Inc., constituting a part of Amendment No. 1 to this Registration Statement on Form SB-2, of our report dated March 13, 2007, relating to the consolidated financial statements of FSB Community Bankshares, Inc. which is included in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Syracuse, New York
April 30, 2007